UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005

Cholestech Corporation
(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)
(510) 732-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On November 14, 2005, Cholestech Corporation and Boule Diagnostics International AB (“Boule”) entered into an OEM Agreement (the “OEM Agreement”) for the development and distribution of a Complete Blood Count (“CBC”) test system. A CBC test provides detailed information about three types of blood cells that play important roles in the normal function of the body: white blood cells, red blood cells and platelets.
     Under the terms of the OEM Agreement, Cholestech and Boule will collaborate on the development and commercialization of a point of care CBC test system, and Cholestech will receive exclusive distribution rights covering all human applications in the United States and Canada. Cholestech is restricted from selling the test system to customers located outside of these territories. For these and other rights, Cholestech will pay $2.5 million upon signing, $500,000 upon receipt of 510(k) clearance (“510(k) Clearance”) from the United States Food and Drug Administration (the “FDA”) for the test system, and $1.0 million upon receipt of waiver of the requirements of the Clinical Lab Improvement Amendments of 1988 (“CLIA Waiver”) for the test system. The initial $2.5 million payment will be expensed during the quarter ending December 23, 2005.
     If Boule is successful in obtaining 510(k) Clearance, in order to maintain exclusivity, Cholestech will be obligated to purchase from Boule minimum specified quantities of the test system, which minimum quantities increase on an annual basis during the term of the OEM Agreement. In the event Boule is successful in obtaining CLIA Waiver, these minimum quantities are even greater.
     Unless earlier terminated, the OEM Agreement will remain in effect for a period of seven years from the granting of a CLIA Waiver, or if no CLIA Waiver is granted, until the date of the tenth anniversary of the receipt of the 510(k) Clearance. At the end of the original term of the OEM Agreement, the OEM Agreement is automatically renewed for subsequent terms of one year, unless either party gives written notice of non-renewal at least six months prior to the end of such term. Cholestech may also terminate the OEM Agreement for any or no reason upon six months prior written notice to Boule.
     The foregoing description of the OEM Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the OEM Agreement will be filed as an exhibit to Cholestech’s Quarterly Report on Form 10-Q for the period ending December 23, 2005.
     Cholestech issued a press release on November 17, 2005, announcing the execution of the OEM Agreement. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of Cholestech Corporation dated November 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
Date: November 17, 2005	By:	/s/ John F. Glenn
John F. Glenn
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cholestech Corporation dated November 17, 2005